EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-265460) and Form S-8 (No. 333-260130) of Consensus Cloud Solutions, Inc. of our report dated March 31, 2023, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.

/s/ BDO USA, P.C.
Los Angeles, California

February 27, 2024